UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2022
Hayward Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40208	82-2060643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Connell Drive
Suite 6100 Berkeley Heights, NJ 07922
(Address of principal executive offices, including zip code)

(908) 351-5400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	HAYW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.02 Results of Operations and Financial Condition.

On January 24, 2022, Hayward Holdings, Inc. (the “Company) issued a press release announcing certain preliminary financial results of the Company for the quarter and fiscal year ended December 31, 2021. A copy of this press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

The foregoing information (including Exhibit 99.1 attached hereto) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing by the Company, under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Information.

As part of the Company’s previously announced $450 million share repurchase program, on January 24, 2022 the Company agreed to repurchase 4.08 million shares of common stock from certain affiliates of the Company’s controlling shareholders (collectively, the “Sponsors”) at a price per share of $19.80, for an aggregate of $81 million. The price per share was approved by an independent committee of the board of the directors and is the same price at which the Sponsors have agreed to sell their shares in a block trade in compliance with Rule 144. Following this repurchase, the Company has approximately $369 million remaining under its repurchase authorization.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits
Exhibit No.	Description
99.1	Press Release of the Company, dated January 24, 2022

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAYWARD HOLDINGS, INC.

Date: January 25, 2022	By:	/s/ Eifion Jones
Eifion Jones
Senior Vice President and Chief Financial Officer